Exhibit (c)(v)

July 20, 2025 Project Arbutus Presentation to the Special Committee PRELIMINARY DRAFT Strictly Confidential

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PRELIMINARY DRAFT Situation Update

PRELIMINARY DRAFT

TELUS Corporation Proposal – Financial Summary
Dated June 11, 2025

($ in millions except per share data)		Unaffected[1]	Offer Price[2]
Price per Share		**$2.96**	**$3.40**
Premium / (Discount) To:	**Metric**		
Unaffected:	**$2.96**	--	14.9%
Current Share Price:	**4.00**	(26.0%)	(15.0%)
30-Day VWAP[3]:	**2.77**	6.9%	22.7%
90-Day VWAP[3]:	**2.92**	1.5%	16.6%
52-Week Low[3]:	**2.13**	39.0%	59.6%
52-Week High[3]:	**6.86**	(56.9%)	(50.4%)
Fully Diluted Shares Outstanding[4]		293.872	293.872
Equity Value		**$870**	**$999**
Plus: Total Debt (Excl. Lease Liabilities)[5]		1,280	
Plus: Net TELUS Payables[6]		286	
Less: Total Cash and Cash Equivalents		(151)	
Enterprise Value (U.S. GAAP)		**$2,285**	**$2,414**

	U.S. GAAP Adj. EBITDA	Metric	Unaffected	Offer Price
Consensus Estimates[7]	EV / '25E Adj. EBITDA	329	6.9x	7.3x
	EV / '26E Adj. EBITDA	375	6.1x	6.4x
Management Projections[7]	EV / LTM Adj. EBITDA[8]	360	6.3x	6.7x
	EV / '25E Adj. EBITDA	312	7.3x	7.7x
	EV / '26E Adj. EBITDA	314	7.3x	7.7x

Reference Only:

CX Peers[9]	Diversified BPO Peers[10]	Digital Eng. / IT Services[11]	Precedent TXs (LTM Mult.)[12]
5.3x	9.6x	9.6x	7.6x
4.9x	8.8x	8.7x	

TaskUs

Unaffected[13]	Offer Price[14]
6.7x	7.6x
6.0x	6.9x
5.2x	6.0x

Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, and FactSet as of 07/18/2025.
Note: U.S. Dollars in millions. Consensus estimates as of 06/11/2025.

(1) *Arbutus unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.*
(2) *Offer price of $3.40 based on TELUS Corporation's non-binding offer submitted on 06/11/2025.*
(3) *VWAP, 52-week high and 52-week low metrics are as of the unaffected date as of 06/11/2025. VWAP metrics are based on the number of trading days.*
(4) *Diluted shares outstanding calculated using treasury stock method based on 278.498mm basic shares outstanding, 12.308mm non-vested RSUs and 3.065mm non-vested PSUs not related to the WillowTree Acquisition as of 6/30/2025 per Management.*
(5) *$1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Component).*
(6) *TELUS Payable is comprised of $314mm in accounts payable ($286mm net of receivables) to the parent company for shared services received including people, network, finance, communications and regulatory.*
(7) *GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets, which together represent the illustrative lease payment expense*
(8) *Represents Q1'25 LTM reported financials.*
(9) *CX peers include Concentrix, Teleperformance, Ibex and TTEC.*
(10) *Diversified BPO peers include EXL, WNS, Genpact and Conduent.*
(11) *Digital Engineering / IT Services peers include Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini and Grid Dynamics.*
(12) *Precedent transactions can be found in appendix.*
(13) *TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.*
(14) *Represents the implied multiple of Blackstone's take private of TaskUs based on a transaction value of $1.7bn and management forecasted 2025E and 2026E EBITDA of $243mm and $280mm, respectively.*

1

PRELIMINARY DRAFT Unaffected June 12 (6/11/25) Proposal Offer Price Per Share $2.96 $3.40 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 Premium / (Discount) to: Metric Unaffected Price (6/11/25) $2.96 - - 15% 35% 69% 103% 136% 170% 204% 30-Day VWAP 2.79 6% 22% 44% 79% 115% 151% 187% 223% 52-Week High (1) 6.76 (56%) (50%) (41%) (26%) (11%) 4% 18% 33% Diluted Shares Outstanding (2) 293.9 293.9 293.9 293.9 293.9 294.2 294.8 295.3 Equity Value $870 $999 $1,175 $1,469 $1,763 $2,059 $2,359 $2,658 (+) Net Debt (3) 1,415 1,415 1,415 1,415 1,415 1,415 1,415 1,415 Transaction Value $2,285 $2,414 $2,590 $2,884 $3,178 $3,474 $3,774 $4,073 Memo: Value of Non-TELUS Stake $400 $459 $540 $675 $810 $947 $1,087 $1,228 GAAP Adj. EBITDA Metric EV / '25E Adj. EBITDA $312 7.3x 7.7x 8.3x 9.2x 10.2x 11.1x 12.1x 13.1x EV / '26E Adj. EBITDA 314 7.3x 7.7x 8.2x 9.2x 10.1x 11.1x 12.0x 13.0x Management Projections 2 Arbutus Analysis at Various Prices Current Price per Share: $4.00 Unaffected Median Analyst Price Target: $3.50 Median of Diversified/BPO Peers: 9.6x / 8.8x Median of CX Peers: 5.3x / 4.9x EV / Adj. EBITDA (2025E / 2026E) Additional Metrics For Reference Only: Median of IT Services & Dig. Eng. Peers: 9.6x / 8.9x ____________________ Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025, and FactSet as of 07/18/2025. Note: Dollars in millions, except per share data. Adj. EBITDA unburdened for stock-based compensation and other adjustments. (1) As of July 31, 2024. (2) Diluted shares outstanding calculated using treasury stock method based on 278.498mm basic shares outstanding (MVS and SVS), 12.308mm non-vested RSUs, 3.065mm non-vested PSUs not related to the WillowTree Acquisition and 5.269mm options with a weighted average strike price of $6.57 per share as of 6/30/2025 per Arbutus Management. Excludes 6.380mm non-vested PSUs outstanding related to the acquisition of WillowTree which are calculated based on performance and reflected in SBC expense line item. (3) Calculated as $1,025mm term loan balance plus $255mm of revolving credit facility plus $314mm TELUS payable less $28mm TELUS receivable less $151mm cash outstanding.

PRELIMINARY DRAFT Preliminary Financial Analysis

PRELIMINARY DRAFT

Arbutus Management Projections (Draft)

Subject to Review and Approval by Management

	Historicals	Arbutus Management Projections						CAGR
	Fiscal Year Ending December 31,							
	2024A	2025E	2026E	2027E	2028E	2029E	2030E	'25E-'30E
Customer Experience	$1,328	$1,329	$1,329	$1,301	$1,261	$1,215	$1,165	(2.6%)
Trust & Safety	363	362	317	353	372	392	416	2.8%
AI & Data Solutions	398	452	539	640	752	870	1,001	17.2%
TDO	137	133	135	138	142	148	160	3.8%
Total Customer Experience Revenue	**$2,226**	**$2,276**	**$2,321**	**$2,432**	**$2,527**	**$2,625**	**$2,742**	**3.8%**
% Growth	--	*2.2%*	*2.0%*	*4.8%*	*3.9%*	*3.9%*	*4.4%*	
Digital Solutions Revenue	**$432**	**$527**	**$596**	**$643**	**$703**	**$771**	**$852**	**10.1%**
% Growth	--	*21.9%*	*13.2%*	*7.8%*	*9.4%*	*9.7%*	*10.5%*	
Total Revenue - Prior Forecast	**$2,658**	**$2,802**	**$2,917**	**$3,074**	**$3,230**	**$3,396**	**$3,594**	**5.1%**
Adjustments - Updated Forecast	--	(14)	(14)	(10)	(10)	(10)	(10)	
Total Revenue - Updated Forecast	**$2,658**	**$2,788**	**$2,903**	**$3,064**	**$3,220**	**$3,386**	**$3,584**	**5.2%**
% Growth	*(1.8%)*	*4.9%*	*4.1%*	*5.5%*	*5.1%*	*5.2%*	*5.8%*	
Adj. EBITDA (Company, Burdened by SBC)	**$481**	**$386**	**$388**	**$422**	**$453**	**$475**	**$505**	**5.5%**
% Margin	*18.1%*	*13.8%*	*13.4%*	*13.8%*	*14.1%*	*14.0%*	*14.1%*	
(-) GAAP Lease Expense[(1)]	(95)	(104)	(104)	(104)	(104)	(104)	(104)	--
(+) SBC	31	30	30	30	24	24	24	(4.4%)
Adj. EBITDA ("GAAP", Unburdened by SBC)	**$418**	**$312**	**$314**	**$348**	**$373**	**$395**	**$425**	**6.4%**
% Margin	*15.7%*	*11.2%*	*10.8%*	*11.4%*	*11.6%*	*11.7%*	*11.9%*	

Selected Cash Flow Items	2024A	2025E	2026E	2027E	2028E	2029E	2030E
Capex	($105)	(125)	(126)	(131)	(135)	(138)	(142)
Decrease (Increase) in NWC[(2)]	$66	7	17	14	10	3	(6)

TELUS Exposure

Revenue (LTM Q2'25): $735mm (26.2% Total)

Gross Profit (LTM Q2'25): $268mm (27.4% Total)

Net Payable to TELUS (Q2'25): $286mm[(3)]

Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, and FactSet as of 07/18/2025.

Note: U.S. Dollars in millions.

(1) Comprised of interest on leases and depreciation on ROU assets.

(2) Represents the annual change in Accounts Receivable less Accounts Payable, per Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update).

(3) Includes $314mm payable to TELUS and $28mm receivable from TELUS.

3

PRELIMINARY DRAFT

Comparison of Arbutus Management Projections to Wall Street Consensus

	Arbutus Mgmt. Projections[(1)]			Wall Street Consensus[(2)]			Δ (Arbutus Mgmt. Projections vs. Consensus)		
	2025E	2026E	2027E	2025E	2026E	2027E	2025E	2026E	2027E
Revenue	$2,788	$2,903	$3,064	$2,716	$2,812	$2,991	$72	$91	$73
% Growth	*4.9%*	*4.1%*	*5.5%*	*2.2%*	*3.5%*	*6.4%*	*270bps*	*61bps*	*(85bps)*
Adj. EBITDA (IFRS, Burdened by SBC)	$386	$388	$422	$397	$428	$492	($11)	($40)	($70)
% Margin	*13.8%*	*13.4%*	*13.8%*	*14.6%*	*15.2%*	*16.4%*	*(75bps)*	*(187bps)*	*(266bps)*
Adj. EBITDA (GAAP, Unburdened by SBC)	$312	$314	$348	$329	$375	$420	($17)	($61)	($72)
% Margin	*11.2%*	*10.8%*	*11.4%*	*12.1%*	*13.3%*	*14.0%*	*(92bps)*	*(253bps)*	*(267bps)*

Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update) and FactSet.
Note: U.S. Dollars in millions.
(1) Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update).
(2) Reflective of Wall Street Consensus as of 06/11/2025. Adj. EBITDA (GAAP, Unburdened by SBC) reflective of add-back of SBC (per Wall Street estimates) and burdening for GAAP lease expenses (per Company Management).

4

PRELIMINARY DRAFT

Selected Publicly Traded Companies for Arbutus

Wall Street analysts primarily look at 3 buckets (CX, Diversified BPO and Digital Engineering / IT Services) of comparables when discussing Arbutus but choose CX companies as primary comparables for valuation largely due to business mix

Research Analysts' Views on Broader Comparables

		Selected Companies	Selected Commentary	Overlap with Arbutus' Segments[1]

Core Comparables	CX	concentrix, ibex., TaskUs, Teleperformance, ttec	▪ Like Arbutus, CX is primary revenue segment
			▪ Similar to Arbutus, have diversified further into non CX service lines including AI / Data, Trust & Safety solutions, and IT services
			  ▪ Concentrix acquired PK Global (acquired for $1.6bn, ~19x NTM Adj. EBITDA), a similar business to WillowTree (acquired for $1.2bn), but is still considered a CX company by analysts
			  ▪ TaskUs has diversified into AI / Data solutions and Trust & Safety
				> 70%

Reference Only	Diversified BPO	CONDUENT, EXL, genpact, WNS	▪ Unlike Arbutus, limited to no revenue from CX ▪ Diversified outsourced solutions that are different than Arbutus including managed services, IT support services, supply chain and procurement services and increasing mix of consulting services ▪ Some overlap with Arbutus' Digital Solutions business line (~20% Revenue)[1]	~ 20%
Reference Only	Digital Engineering / IT Services	accenture, Capgemini, CGI, cognizant, endava, epam, Globant, Grid Dynamics	▪ Pure play IT services companies that provide digital transformation and consulting offerings ▪ Performance highly correlated to IT spend vs. CX spend ▪ No revenue from CX ▪ Some overlap with Arbutus' Digital Solutions business line (~20% Revenue)[1]	~ 20%

Source: Company filings and Wall Street research.
(1) Represents % of Arbutus' business mix that aligns to the segment.

5

PRELIMINARY DRAFT

Arbutus' Revenue Mix Makes CX Most Relevant Publicly Traded Companies

	Revenue Mix	Overlap with Arbutus' Segments[1]	Select Commentary
Arbutus			▪ Similar to its CX peers, Arbutus' revenue is largely CX with recent diversification into other capabilities
Teleperformance		64%	▪ Teleperformance's Customer Care and Trust & Safety segments are similar to Arbutus' CXM and Trust, Safety & Security segments, respectively
concentrix[2]	N/A Majority CX revenue but previously acquired IT services company, PK Global in November 2021, for $1.6bn	> 70%	▪ Primarily CXM revenue ▪ Diversified into Digital Solutions via acquisition of PK Global in 2021 (similar business to WillowTree)
ttec		71%	▪ TTEC's Engage business is similar to Arbutus' CXM segment ▪ TTEC's Digital business is similar to Arbutus' Digital Solutions Segment
ibex.		50%	▪ Ibex's Digital & Omnichannel CX is similar to Arbutus' CXM business line
Memo:			
TaskUs		79%	▪ TaskUs Digital Customer Experience segment is similar to Arbutus CXM Segment, Trust, Safety & Security is similar to Arbutus Trust, Safety & Security and AI is similar to Arbutus AI & Data Solutions

Arbutus: Trust, Safety & Security 14%; AI & Data Solutions 15%; Digital Solutions 21%; CXM 50%
Teleperformance: Other 3%; Back-office / BPO Sales 7%; 4%; Technical Support 7%; Trust & Safety 10%; Specialized Services 14%; Customer Care 55%
TTEC: TTEC Digital 21%; TTEC Engage 79%
ibex: Other[3] 23%; Digital & Omnichannel CX 77%
TaskUs: AI 14%; Trust, Safety & Security 25%; Digital Customer Experience 61%

Memo[4]:

Trading comps used in TASK Preliminary Proxy: Teleperformance, Arbutus, concentrix, ibex.

– – – CX Revenue %

6

Source: Company filings.
Note: Revenue mix is as of most recent FY.
(1) Represents % of Arbutus' business mix that aligns to the segment.
(2) Revenue mix by segment not available.
(3) Other includes Digital Marketing & E-Commerce and Digital CX Surveys & Analytics.
(4) TaskUs trading comps disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.

PRELIMINARY DRAFT

Comparison of Arbutus Management Projections to Selected Publicly Traded Companies

U.S. GAAP Basis


2025E Revenue Growth
CX Peers
For Reference Only
2.2%
4.9%
15.9%
12.1%
6.2%
1.8%
1.7%
1.4%
Median(5): 1.8%
5.9%
5.9%
Arbutus (Consensus)
Arbutus (Management)
TaskUs (Proxy)(1)
TaskUs (Consensus)(2)
ibex.
Teleperformance(3)
concentrix
ttec(4)
Diversified BPO Peers(6)
Digital Eng. / IT Services Peers(7)
2026E Revenue Growth
3.5%
4.1%
15.6%
9.1%
5.2%
3.1%
2.5%
NA
Median(5): 4.2%
9.1%
5.1%
Arbutus (Consensus)
Arbutus (Management)
TaskUs (Proxy)(1)
TaskUs (Consensus)(2)
ttec(4)
concentrix
Teleperformance(3)
ibex.
Diversified BPO Peers(6)
Digital Eng. / IT Services Peers(7)
2025E Adj. EBITDA(8) Margin
12.1%
11.2%
21.1%
21.0%
16.7%
15.7%
12.9%
9.7%
Median(5): 15.7%
21.0%
17.2%
Arbutus (Consensus GAAP)
Arbutus (Management GAAP)(8)
TaskUs (Proxy)(1)
TaskUs (Consensus)(2)
Teleperformance(3)
concentrix
ibex.
ttec(4)
Diversified BPO Peers(6)
Digital Eng. / IT Services Peers(7)
2026E Adj. EBITDA(8) Margin
13.3%
10.8%
21.0%
21.6%
16.7%
15.9%
9.7%
NA
Median(5): 16.3%
21.6%
17.3%
Arbutus (Consensus GAAP)
Arbutus (Management GAAP)(8)
TaskUs (Proxy)(1)
TaskUs (Consensus)(2)
Teleperformance(3)
concentrix
ttec(4)
ibex.
Diversified BPO Peers(6)
Digital Eng. / IT Services Peers(7)

Source: Company filings, Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update) and FactSet as of 07/18/2025.
Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis.
(1) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.
(2) Unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders.
(3) EUR / USD exchange rate of 1.165 as of 07/18/2025.
(4) TTEC figures are as of the unaffected date of 09/27/2024.
(5) Median includes consensus metrics for TaskUs as of the unaffected date of 05/08/2025.
(6) Diversified BPO peers includes the median of EXL, Conduent, Genpact, and WNS metrics.
(7) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini, and Grid Dynamics metrics.
(8) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets, which together represent the illustrative lease payment expense

7

PRELIMINARY DRAFT 70.9% 59.7% 80.3% 79.1% 83.9% 82.0% 69.1% NA 86.6% 89.5% 65.0% 59.9% 75.7% 74.8% 84.4% 82.6% 74.0% 70.8% 83.2% 90.1% 3.9% 4.4% 4.1% 4.5% 3.0% 3.0% 2.6% NA 2.3% 1.9% 4.2% 4.5% 5.1% 5.3% 3.4% 2.9% 2.8% 2.5% 2.3% 1.6% (5) Median(6): 80.5% (Management GAAP)(10) (Consensus GAAP)(10) (Proxy)(2) (Consensus)(3) (4) Diversified BPO Peers(7) Digital Eng. / IT Services Peers(8) Median(6): 3.0% (Consensus) (Management) (4) (Proxy)(2) (Consensus)(3) Diversified BPO Peers(7) Digital Eng. / IT Services Peers(8) 8 Comparison of Arbutus Management Projections to Selected Publicly Traded Companies (Cont’d) ____________________ Source: Company filings, Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update) and FactSet as of 07/18/2025. Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis. (1) Capital Intensity represents Capex divided by Revenue. (2) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025. (3) Unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. (4) EUR / USD exchange rate of 1.165 as of 07/18/2025. (5) TTEC figures are as of the unaffected date of 09/27/2024. (6) Median Includes consensus metrics for TaskUs as of the unaffected date of 05/08/2025. (7) Diversified BPO peers includes the median of EXL, Conduent, Genpact, and WNS metrics. (8) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini, and Grid Dynamics metrics. (9) FCF Conversion represents Adj. EBITDA minus Capex divided by Adj. EBITDA. (10) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets, which together represent the illustrative lease payment expense 2026E Capital Intensity(1) U.S. GAAP Basis 2025E FCF(9) Conversion 2026E FCF(9) Conversion For Reference Only (Consensus) (Management) (4) (Proxy)(2) (Consensus)(3) Diversified BPO Peers(7) Digital Eng. / IT Services Peers(8) 2025E Capital Intensity(1) (Management GAAP)(10) (Consensus GAAP)(10) Median(6): 74.8% (Proxy)(2) (Consensus)(3) (4) Diversified BPO Peers(7) Digital Eng. / IT Services Peers(8) Click to edit Master title style Arbutus Arbutus Arbutus Arbutus Arbutus Arbutus Arbutus Arbutus Median(6): 2.9% (5) (5) CX Peers (5)

PRELIMINARY DRAFT 6.1x 7.3x 5.2x 5.6x 5.1x 4.7x 4.6x NA 8.8x 8.7x 6.9x 7.3x 6.0x 6.2x 6.1x 5.3x 4.9x 4.7x 9.6x 9.6x 9 Selected Publicly Traded Companies Valuation Benchmarking EV(1) / 2025E Adj. EBITDA(2) EV(1) / 2026E Adj. EBITDA(2) (Management GAAP)(4) (Consensus GAAP)(3)(4) ____________________ Source: Company filings, Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update) and FactSet as of 07/18/2025. Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis. (1) EV excludes lease liabilities to reflect GAAP accounting standards, unless otherwise noted. Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Net Payable, which is comprised of $230mm in accounts payable to the parent company for shared services received including people, network, finance, communications, and regulatory. (2) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets. (3) Arbutus consensus as of the unaffected date of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. (4) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets, which together represent the illustrative lease payment expense (5) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025 (6) Unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders.. (7) TTEC figures are as of the unaffected date of 09/27/2024. (8) EUR / USD exchange rate of 1.165 as of 07/18/2025. Teleperformance Enterprise Value and Adj. EBITDA adjusted to GAAP accounting standards from IFRS. (9) Median Includes consensus metrics for TaskUs as of the unaffected date of 05/08/2025. (10) Diversified BPO peers includes the median of EXL, Genpact and Conduent metrics. (11) Digital Engineering / IT Services peers include the median of Accenture, Cognizant, CGI, EPAM, Globant, Endava, Capgemini and Grid Dynamics metrics. (8) (Proxy)(5) (Consensus)(6) Median(9): 5.3x Diversified BPO Peers(10) Digital Eng. / IT Services Peers(11) (Management GAAP)(4) (Consensus GAAP)(3)(4) (8) (Proxy)(5) (Consensus)(6) Diversified BPO Peers(10) Digital Eng. / IT Services Peers(11) Median(9): 4.9x U.S. GAAP Basis For Reference Only Arbutus Arbutus Arbutus Arbutus Click to edit Master title style Z CX Peers (7) (7)

PRELIMINARY DRAFT 0.0x 10.0x 20.0x 30.0x 2/24/21 1/11/22 11/28/22 10/15/23 8/31/24 7/18/25 10 EV(1) / NTM Adj. EBITDA(2) ____________________ Source: Wall Street research and FactSet as of 07/18/2025. Note: CAD / USD and EUR / USD exchange rate of 0.729 and 1.165, respectively as of 07/18/2025. Multiples over 30.0x shown as NM. Financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. Reflects peer group medians. Selected Publicly Traded Companies Over Time Multiples over 30.0x assumed to be not meaningful 5.2x CX Peers(6) TaskUs 5.9x(5) Arbutus 6.5x(4) Diversified BPO Peers(7) 10.4x 8.8x Digital Eng. / IT Services Peers(8) Current (1) EV excludes lease liabilities to reflect GAAP accounting standards, unless otherwise noted. Arbutus EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus. Arbutus EV includes TELUS Net Payable, which is comprised of $230mm in accounts payable to the parent company for shared services received including people, network, finance, communications, and regulatory. (2) Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items. Arbutus and Teleperformance Adj. EBITDA are also burdened for interest on lease liabilities and depreciation on right-of-use lease assets to reflect GAAP accounting standards. (3) The starting date for average multiples over time are in reference to the current date of 07/18/25, but for TaskUs and Arbutus the ending date are their respective unaffected dates of 06/11/25 and 05/08/25. (4) Arbutus IPO date on 2/5/2021. NTM revenue estimates publicly available on 2/24/2021. Arbutus average multiples over time in relation to unaffected date as of 6/11/2025. (5) TASK IPO date of 6/11/2021. TASK average multiples over time in relation to unaffected date of 5/8/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. (6) CX Peers include Ibex, Concentrix, TTEC, and Teleperformance. TTEC average multiples over time in relation to unaffected date as of 9/27/2024. (7) Diversified BPO Peers include G, EXLS, CNDT, and WNS. WNS average multiples over time in relation to unaffected date as of 7/03/2025. (8) Digital Engineering / IT Services Peers include ACN, CTSH, GIB.A-CA, EPAM, GLOB, DAVA, CAP-FR, and GDYN. (5) EV / NTM Adj. EBITDA Multiples Over Time Unaffected Average Multiples Over Time(4) Current NTM 1-Year 2-Year 3-Year Since Arbutus IPO(4) Arbutus(4) 6.5x 6.5x 6.4x 7.7x 10.4x 5.9x 6.4x 6.1x 6.8x -- CX(6) 5.2x 5.0x 5.2x 6.2x 7.9x Diversified BPO(7) 10.4x 8.9x 8.2x 7.9x 8.2x Digital Engineering / IT Services(8) 8.8x 11.7x 12.3x 12.5x 12.6x Δ to TaskUs 0.7x 0.1x 0.2x 1.0x -- Δ to CX 1.3x 1.5x 1.2x 1.6x 2.5x Δ to Diversified BPO (3.9x) (2.4x) (1.8x) (0.2x) 2.2x Δ to Digital Engineering / IT Services (2.3x) (5.2x) (6.0x) (4.7x) (2.3x) (3)

PRELIMINARY DRAFT

Arbutus Wall Street Perspectives

Broker Price Targets and Valuation Methodologies

Selected Brokers	Date	Rating	Unaffected Target[1]	Unaffected Valuation Methodology[2]
William Blair	05/28/2025	Hold	NA	NA
Desjardins	05/12/2025	Sell	$3.22 [3]	DCF, '26E EV / EBITDA
Morgan Stanley	05/12/2025	Hold	3.49	4.0x '26E P/E
STIFEL Canada	05/11/2025	Buy	4.00	5.5x '26E EV / EBITDA
BARCLAYS	05/09/2025	Hold	3.00	DCF, '26E EV / EBITDA
BMO	05/09/2025	Hold	3.00	7.0x '26E EV / FCF
cg / Canaccord Genuity	05/09/2025	Buy	6.00	6.5x '26E EV / EBITDA
CIBC	05/09/2025	Hold	4.50	6.0x 26E EV / EBITDA
GUGGENHEIM	05/09/2025	Hold	NA	NA
RBC Capital Markets	05/09/2025	Hold	5.00	6.25x '26E EV / EBITDA
NATIONAL BANK	05/09/2025	Buy	3.50	DCF
Scotiabank	05/09/2025	Hold	3.00	6.5x NTM EV / EBITDA
TD Cowen a division of TD Securities	02/13/2025	Hold	4.00	5.0x - 5.5x '26E EV / EBITDA
Median			**$3.50**	
Median Price Target Upside/(Downside) to Unaffected Price of $2.96			**18.2%**	
Median Price Target Upside/(Downside) to Current Price of $4.00			**(12.5%)**	

Source: Wall Street research, Bloomberg, and FactSet as of 07/18/2025.
Note: US Dollars in millions, except per share data. Unaffected price is as of 06/11/2025.
(1) Reflects price targets posted before 06/11/2025, which is when TELUS International submitted an IOI to acquire Arbutus.
(2) Valuation methodologies reflect definitions under IFRS accounting. EBITDA defined as Net Income + Taxes + Interest Expense + FX Loss + D&A + SBC + Restructuring and Other One-time Charges.
(3) Represents C$4.50 converted at a rate of 0.714x based on the date of the report on 05/12/2025.

11

PRELIMINARY DRAFT Unaffected June 12 (6/11/25) Proposal Offer Price Per Share $2.96 $3.40 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 Premium / (Discount) to: Metric Unaffected Price (6/11/25) $2.96 - - 15% 35% 69% 103% 136% 170% 204% 30-Day VWAP 2.79 6% 22% 44% 79% 115% 151% 187% 223% 52-Week High (1) 6.76 (56%) (50%) (41%) (26%) (11%) 4% 18% 33% Diluted Shares Outstanding (2) 293.9 293.9 293.9 293.9 293.9 294.2 294.8 295.3 Equity Value $870 $999 $1,175 $1,469 $1,763 $2,059 $2,359 $2,658 (+) Net Debt (3) 1,415 1,415 1,415 1,415 1,415 1,415 1,415 1,415 Transaction Value $2,285 $2,414 $2,590 $2,884 $3,178 $3,474 $3,774 $4,073 Memo: Value of Non-TELUS Stake $400 $459 $540 $675 $810 $947 $1,087 $1,228 GAAP Adj. EBITDA Metric EV / '25E Adj. EBITDA $312 7.3x 7.7x 8.3x 9.2x 10.2x 11.1x 12.1x 13.1x EV / '26E Adj. EBITDA 314 7.3x 7.7x 8.2x 9.2x 10.1x 11.1x 12.0x 13.0x Management Projections 12 Arbutus Analysis at Various Prices ____________________ Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025, and FactSet as of 07/18/2025. Note: Dollars in millions, except per share data. Adj. EBITDA unburdened for stock-based compensation and other adjustments. (1) As of July 31, 2024. (2) Diluted shares outstanding calculated using treasury stock method based on 278.498mm basic shares outstanding (MVS and SVS), 12.308mm non-vested RSUs, 3.065mm non-vested PSUs not related to the WillowTree Acquisition and 5.269mm options with a weighted average strike price of $6.57 per share as of 6/30/2025 per Arbutus Management. Excludes 6.380mm non-vested PSUs outstanding related to the acquisition of WillowTree which are calculated based on performance and reflected in SBC expense line item. (3) Calculated as $1,025mm term loan balance plus $255mm of revolving credit facility plus $314mm TELUS payable less $28mm TELUS receivable less $151mm cash outstanding. Current Price per Share: $4.00 Unaffected Median Analyst Price Target: $3.50 Median of Diversified/BPO Peers: 9.6x / 8.8x Median of CX Peers: 5.3x / 4.9x EV / Adj. EBITDA (2025E / 2026E) Additional Metrics For Reference Only: Median of IT Services & Dig. Eng. Peers: 9.6x / 8.9x

PRELIMINARY DRAFT • BofA to deliver update on investor conversations to TELUS advisor (Barclays) • [To Be Discussed] BofA to provide selected feedback to EQT Advisor (Spotlight) ▪ [Opportunity to highlight potential value drivers that may not have been considered (e.g., WillowTree earnout, AIO, etc.)] • Prepare valuation perspectives ▪ Finalization of Arbutus Management Projections ▪ BofA to update valuation work and review with BofA Internal Committee ▪ Present view on valuation to Special Committee – including analysis of selected publicly traded companies, standalone sum-of-the-parts assessment, discounted cash flow analysis, etc. 13 A B C ____________________ Source: BofA IBK Assessment. Summary of Proposed Next Steps

PRELIMINARY DRAFT Appendix

PRELIMINARY DRAFT 14 TELUS Corporation Proposal – Overview Dated June 11, 2025 Purchase Price and Valuation ▪ $3.40 per share for 100% of Arbutus outstanding multiple voting shares and subordinate voting shares (together, the “Shares”) not already owned by TELUS Corporation (“TELUS”) – 14.9% premium to closing price of $2.96 per share as of June 11, 2025 (unaffected date) ▪ Aggregate Equity Value of $999mm on a fully diluted basis and Enterprise Value of $2,414mm (1) – Implies 7.7x 2025E Adjusted EBITDA (Management Projected) (2) Consideration and Funding ▪ Acquisition of ~12mm multiple voting shares (“MVS”) and ~106mm subordinate voting shares (“SVS”) (~118M total shares) for total consideration of ~$400mm – TELUS currently owns 57.4% of outstanding shares (86.9% of outstanding voting rights) ▪ Consideration payable in cash, TELUS common shares or a combination of both – Any cash consideration funded via combination of cash from TELUS balance sheet and debt financing – No financing condition expected as part of definitive agreement ____________________ Source: TELUS non-binding proposal addressed to Josh Blair, Lead Director of the Board of Directors of Arbutus, dated 06/11/2025. Note: All financial figures expressed in U.S. Dollars. (1) Per company provided financials for period end 06/30/2025. (2) Adj. EBITDA of $312mm, unburdened for SBC, acquisition costs, integration costs and other one-time items and adjusted for lease expense (based on interest on lease liabilities and depreciation on right-of-use lease assets). Transaction Structure ▪ Completed through Court approved plan of arrangement under the British Columbia Business Corporations Act ▪ Will not constitute a “change of control” event – All outstanding debt of the Company will remain outstanding on its existing terms Due Diligence ▪ Due diligence expected to be completed expeditiously given existing relationship and familiarity with Company – Key areas of focus include review of business plan, post-closing integration plan and material legal contracts Advisors ▪ Barclays (financial), Stikeman Elliott (Canadian legal), A&O Shearman (U.S. legal)

PRELIMINARY DRAFT

Arbutus IFRS to Illustrative U.S. GAAP Reconciliation

Arbutus Management Projections

	2025E	2026E
Adj. EBITDA (IFRS, Burdened by SBC)	**$386**	**$388**
(-) Lease Expense [1]	(104)	(104)
(+) Stock-Based Compensation [2]	30	30
Adj. EBITDA (U.S. GAAP, Unburdened by SBC)	**$312**	**$314**

Equity Value @ Unaffected Share Price ($2.96) [3]	**$870**
(+) Total Debt Excl. Lease Obligations as of 06/30/25 [4]	1,280
(+) Net TELUS Payable as of 06/30/25 [5]	286
(-) Cash & Cash Equivalents as of 06/30/25	(151)
Enterprise Value (U.S. GAAP)	**$2,285**
(+) Lease Obligations [6]	(289)
Enterprise Value (IFRS)	**$1,996**

Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, and FactSet as of 07/18/2025.
Note: U.S. Dollars in millions.
Note: Arbutus market cap and EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.
(1) Adjustment intended to approximate U.S. GAAP-equivalent rent expense.
(2) Represents financials per management.
(3) Diluted shares outstanding calculated using treasury stock method based on 278.498mm basic shares outstanding, 12.308mm non-vested RSUs and 3.065mm non-vested PSUs not related to the WillowTree Acquisition as of 6/30/2025 per TELUS Digital Management. Unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.
(4) $1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Component).
(5) TELUS Payable is comprised of $314mm in accounts payable ($286mm net of receivables) to the parent company for shared services received including people, network, finance, communications and regulatory.
(6) Comprises of interest on leases and depreciation on ROU assets.

15

PRELIMINARY DRAFT

Arbutus IFRS to Illustrative U.S. GAAP Reconciliation

Arbutus Consensus Projections

	2025E	2026E
Adj. EBITDA - Burdened for SBC (IFRS)	**$397**	**$429**
(-) Lease Expense [(1)]	(104)	(104)
(+) Stock-Based Compensation [(2)]	36	51
Adj. EBITDA - Unburdened for SBC (U.S. GAAP)	**$329**	**$375**

Equity Value @ Unaffected Share Price ($2.96) [(3)]	**$870**
(+) Total Debt Excl. Lease Obligations as of 03/31/25 [(4)]	1,280
(+) Net TELUS Payable as of 03/31/25 [(5)]	286
(-) Cash & Cash Equivalents as of 03/31/25	(151)
Enterprise Value (IFRS)	**$2,285**
(-) Lease Obligations [(6)]	(289)
Enterprise Value (U.S. GAAP)	**$1,996**

Source: Company Q2 2025 filings, Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, and FactSet as of 07/18/2025.

Note: U.S. Dollars in millions. Arbutus market cap and EV based on unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.

(1) Adjustment intended to approximate U.S. GAAP-equivalent rent expense.

(2) Represents Wall Street estimates.

(3) Diluted shares outstanding calculated using treasury stock method based on 278.498mm basic shares outstanding, 12.308mm non-vested RSUs and 3.065mm non-vested PSUs not related to the WillowTree Acquisition as of 6/30/2025 per TELUS Digital Management. Unaffected date as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of Arbutus.

(4) $1,280mm credit facility balance ($255mm Revolving Component + $1,025mm Term Component).

(5) TELUS Payable is comprised of $314mm in accounts payable ($286mm net of receivables) to the parent company for shared services received including people, network, finance, communications and regulatory.

(6) Comprises of interest on leases and depreciation on ROU assets.

16

PRELIMINARY DRAFT

Selected Public Companies Detail

U.S. GAAP Basis, Unless Otherwise Noted

Segment	Company	% of 52 Week High	Equity Value	Enterprise Value [1]	EV / Revenue 2025E	EV / Revenue 2026E	EV / Adj. EBITDA [2] 2025E	EV / Adj. EBITDA [2] 2026E	EV / FCF [3] 2025E	EV / FCF [3] 2026E	Revenue Growth 2025E	Revenue Growth 2026E	Adj. EBITDA Margin [2] 2025E	Adj. EBITDA Margin [2] 2026E	FCF Conversion [3] 2025E	FCF Conversion [3] 2026E
CX	Teleperformance [4]	71.3%	$5,940	$9,570	$12,193	$12,493	$2,032	$2,092	$1,679	$1,715	1.8%	2.5%	16.7%	16.7%	82.6%	82.0%
					0.8x	0.8x	4.7x	4.6x	5.7x	5.6x						
CX	concentrix	75.8%	$3,677	$8,246	$9,795	$10,102	$1,542	$1,607	$1,301	$1,347	1.7%	3.1%	15.7%	15.9%	84.4%	83.9%
					0.8x	0.8x	5.3x	5.1x	6.3x	6.1x						
CX	ttec [5]	14.3%	$200	$1,072	$2,250	$2,367	$217	$230	$154	$159	1.4%	5.2%	9.7%	9.7%	70.8%	69.1%
					0.5x	0.5x	4.9x	4.7x	7.0x	6.7x						
CX	ibex.	92.4%	$434	$443	$560	NA	$72	NA	$53	NA	6.2%	NA	12.9%	NA	74.0%	NA
					0.8x	NA	6.1x	NA	8.3x	NA						
				Mean	0.7x	0.7x	5.3x	4.8x	6.8x	6.1x	2.8%	3.6%	13.7%	14.1%	77.9%	78.3%
				Median	0.8x	0.8x	5.1x	4.7x	6.7x	6.1x	1.8%	3.1%	14.3%	15.9%	78.3%	82.0%
Diversified BPO	genpact	79.9%	$8,215	$8,863	$4,976	$5,299	$927	$1,010	$813	$889	4.4%	6.5%	18.6%	19.1%	87.7%	88.1%
					1.8x	1.7x	9.6x	8.8x	10.9x	10.0x						
Diversified BPO	EXL	81.1%	$7,060	$7,031	$2,059	$2,293	$447	$501	$394	$442	12.0%	11.4%	21.7%	21.8%	88.1%	88.2%
					3.4x	3.1x	15.7x	14.0x	17.8x	15.9x						
Diversified BPO	CONDUENT	53.1%	$448	$832	$3,157	$3,251	$166	$214	$138	$185	(0.6%)	3.0%	5.3%	6.6%	83.2%	86.6%
					0.3x	0.3x	5.0x	3.9x	6.0x	4.5x						
Diversified BPO	WNS [6]	90.7%	$3,205	$3,171	$1,348	$1,472	$294	$324	$235	$260	5.9%	9.2%	21.8%	22.0%	80.0%	80.4%
					2.4x	2.2x	10.8x	9.8x	13.5x	12.2x						
				Mean	1.8x	1.7x	9.5x	8.4x	11.3x	9.9x	6.8%	7.8%	17.7%	18.2%	82.8%	84.5%
				Median	1.8x	1.7x	9.6x	8.8x	10.9x	10.0x	5.9%	9.1%	21.0%	21.6%	83.2%	86.6%
	TaskUs [7] (Consensus)	73.4%	$1,404	$1,461	$1,115	$1,217	$234	$263	$175	$208	12.1%	9.1%	21.0%	21.6%	74.8%	79.1%
					1.3x	1.2x	6.2x	5.6x	8.3x	7.0x						
	TaskUs [7] (Proxy) [8]	73.4%	$1,404	$1,461	$1,153	$1,333	$243	$280	$184	$225	15.9%	15.6%	21.1%	21.0%	75.7%	80.3%
					1.3x	1.1x	6.0x	5.2x	7.9x	6.5x						
	TELUS [9] Digital (Consensus GAAP) [10]	43.1%	$870	$2,285	$2,716	$2,812	$329	$375	$214	$266	2.2%	3.5%	12.1%	13.3%	65.0%	70.9%
					0.8x	0.8x	6.9x	6.1x	10.7x	8.6x						
	TELUS [9] Digital (Management GAAP) [10]	43.1%	$870	$2,285	$2,788	$2,903	$312	$314	$187	$188	4.9%	4.1%	11.2%	10.8%	59.9%	59.7%
					0.8x	0.8x	7.3x	7.3x	12.2x	12.2x						

Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, and FactSet as of 07/18/2025.

Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis.

(1) EV excludes lease liabilities to reflect GAAP accounting standards, unless otherwise noted.

(2) Adj. EBITDA is unburdened for SBC, acquisition, integration and other one-time costs including litigation expenses.

(3) FCF calculated as Adj. EBITDA – Capex. FCF Conversion calculated as FCF / Adj. EBITDA.

(4) EUR / USD exchange rate of 1.1648 as of 07/18/2025.

(5) TTEC figures are as of the unaffected date of 09/27/2024.

(6) WNS market cap and EV based on unaffected date as of 07/03/2025, the day before Capgemini's definitive acquisition agreement.

(7) TaskUs market cap and EV based on unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders.

(8) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025.

(9) TELUS Digital market cap and EV based on unaffected share price as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of TELUS Digital, applied to 2Q'25 balance sheet items.

(10) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets, which together represent the illustrative lease payment expense.

17

PRELIMINARY DRAFT 18 Selected Public Companies Detail (Cont’d) ____________________ Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, and FactSet as of 07/18/2025. Note: Unless otherwise noted, financials are based on consensus estimates and reflect U.S. GAAP standards of accounting. All figures presented on a calendarized basis. (4) (1) EV excludes lease liabilities to reflect GAAP accounting standards, unless otherwise noted. (2) Adj. EBITDA is unburdened for SBC, acquisition, integration and other one-time costs including litigation expenses. (3) FCF calculated as Adj. EBITDA – Capex. FCF Conversion calculated as FCF / Adj. EBITDA. (4) CAD / USD exchange rate of 0.7289 as of 07/18/2025. (5) EUR / USD exchange rate of 1.1648 as of 07/18/2025. (6) TaskUs market cap and EV based on unaffected date as of 05/08/2025, the day before the announced definitive agreement for TaskUs to be acquired by Blackstone and founders. (7) TaskUs Management financials are based on Case A projections disclosed in the TaskUs PREM14A proxy which was released on 07/01/2025. (8) TELUS Digital market cap and EV based on unaffected share price as of 06/11/2025, the day before TELUS announced a non-binding offer to acquire the remaining outstanding shares of TELUS Digital, applied to 2Q’25 balance sheet items. (9) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets, which together represent the illustrative lease payment expense. (5) U.S. GAAP Basis, Unless Otherwise Noted (3) (1) (2) (3) (2) (6) (6) (7) (8) (9) (9) (8) % of 52 Equity Enterprise EV / Revenue EV / Adj. EBITDA EV / FCF Revenue Growth Adj. EBITDA Margin FCF Conversion Company Week High Value Value 2025E 2026E 2025E 2026E 2025E 2026E 2025E 2026E 2025E 2026E 2025E 2026E 70.9% $180,473 $176,719 $70,697 $74,801 $13,518 $14,307 $12,862 $13,579 6.4% 5.8% 19.1% 19.1% 95.1% 94.9% 2.5x 2.4x 13.1x 12.4x 13.7x 13.0x 83.3% $37,631 $36,147 $20,823 $21,729 $3,806 $3,960 $3,482 $3,563 5.5% 4.4% 18.3% 18.2% 91.5% 90.0% 1.7x 1.7x 9.5x 9.1x 10.4x 10.1x 77.8% $22,327 $24,256 $11,637 $12,140 $2,352 $2,475 $2,164 $2,242 6.7% 4.3% 20.2% 20.4% 92.0% 90.6% 2.1x 2.0x 10.3x 9.8x 11.2x 10.8x 61.2% $9,627 $8,443 $5,360 $5,754 $866 $962 $805 $890 13.4% 7.4% 16.2% 16.7% 93.0% 92.6% 1.6x 1.5x 9.8x 8.8x 10.5x 9.5x 35.4% $3,827 $4,064 $2,473 $2,624 $455 $467 $323 $327 2.4% 6.1% 18.4% 17.8% 70.9% 70.0% 1.6x 1.5x 8.9x 8.7x 12.6x 12.4x 38.8% $823 $915 $1,036 $1,061 $147 $163 $128 $139 2.4% 2.4% 14.2% 15.4% 87.3% 85.1% 0.9x 0.9x 6.2x 5.6x 7.1x 6.6x 69.0% $27,560 $30,190 $25,451 $26,067 $3,778 $3,968 $3,355 $3,533 (1.1%) 2.4% 14.8% 15.2% 88.8% 89.0% 1.2x 1.2x 8.0x 7.6x 9.0x 8.5x 41.2% $933 $606 $416 $475 $60 $74 $49 $62 18.8% 13.9% 14.5% 15.6% 81.3% 83.6% 1.5x 1.3x 10.0x 8.2x 12.3x 9.8x Mean 1.6x 1.5x 9.5x 8.8x 10.9x 10.1x 6.8% 5.8% 17.0% 17.3% 87.5% 87.0% Median 1.6x 1.5x 9.6x 8.7x 10.8x 10.0x 5.9% 5.1% 17.2% 17.3% 90.1% 89.5% 73.4% $1,404 $1,461 $1,115 $1,217 $234 $263 $175 $208 12.1% 9.1% 21.0% 21.6% 74.8% 79.1% 1.3x 1.2x 6.2x 5.6x 8.3x 7.0x 73.4% $1,404 $1,461 $1,153 $1,333 $243 $280 $184 $225 15.9% 15.6% 21.1% 21.0% 75.7% 80.3% 1.3x 1.1x 6.0x 5.2x 7.9x 6.5x 43.1% $870 $2,285 $2,716 $2,812 $329 $375 $214 $266 2.2% 3.5% 12.1% 13.3% 65.0% 70.9% 0.8x 0.8x 6.9x 6.1x 10.7x 8.6x 43.1% $870 $2,285 $2,788 $2,903 $312 $314 $187 $188 4.9% 4.1% 11.2% 10.8% 59.9% 59.7% 0.8x 0.8x 7.3x 7.3x 12.2x 12.2x Digital Engineering / IT Services (Consensus) (Consensus GAAP) (Management GAAP) (Proxy)

PRELIMINARY DRAFT Announcement Transaction NTM LTM Adj. EV / LTM EV / LTM Date Acquiror Target Value Revenue Growth EBITDA Margin Revenue Adj. EBITDA 8-May-25 $1,668 10.1% 20.9% 1.6x 7.6x 30-Sep-24 Kenneth Tuchman 1,205 (4.2%) 9.5% 0.5x 5.4x 3-Jan-24 Laurent Junique 702 8.8% 21.5% 1.4x 6.6x 10-Oct-23 217 6.0% 10.1% 0.6x 5.8x 26-Apr-23 3,129 5.7% 17.0% 1.3x 7.7x 29-Mar-23 ~4,768 ~10.0% 14.9% 1.8x 11.8x 18-Jun-21 2,147 5.7% 12.0% 1.2x 10.0x Overall Average $1,977 6.0% 15.1% 1.2x 7.8x Overall Median $1,668 6.0% 14.9% 1.3x 7.6x $2,414 2.9% 12.8% 0.9x 6.7x ( Arbutus(10) ____________________ Source: Management Projections per TELUS Digital management – initial receipt 07/09/2025 (5yr Model), with subsequent Management revisions, most recently on 07/18/2025 (Forecast Update), Company filings as of 06/30/2025 as provided by Management, transaction related documentation and FactSet as of 07/18/2025. Note: U.S. Dollars in millions. Balance sheet items and operating metrics are as of the latest Company filing prior to the acquisition announcement date, unless otherwise noted. Projected financials are using consensus estimates, unless otherwise noted. (1) Transaction values represent the full, implied value of the target even if the transaction is only for a minority stake. (2) GAAP Adj. EBITDA is unburdened for SBC, acquisition costs, integration costs and other one-time items and burdened for interest on lease liabilities and depreciation on right-of-use lease assets. (3) Shares outstanding figures as of 03/01/2024 per the TDCX SC 13E3 proxy. (4) LTM operating metrics are as of 12/31/2023. EBITDA adjusted to burden for interest on lease liabilities and depreciation of right-of-use-lease assets. (5) Represents transaction value of €30 per share converted to USD using EUR / USD FX rate of 1.098 as of the unaffected date of 04/25/2023. (6) Metrics are converted to USD using EUR / USD FX rate of 1.090 as of 03/31/2023 which is the sport rate used unaudited consolidated financial statements posted by Concentrix on 07/17/2023. (7) NTM metrics are using 2024E estimated figures. (8) LTM metrics are as of 03/31/2023. (9) EBITDA metrics are adjusted to be unburdened for stock-based compensation. (10) Represents estimated TELUS take private value at reported $3.40 offer price / share as of 6/12/2025. 19 Announced Take Private by Insiders (1) (2) (2) (3) (4) (4) (4) (5) (6) (7) (8) (8) (8) (9) (10) Selected Precedent Transactions (For Reference Only)